Exhibit 3.18

LIMITED LIABILITY COMPANY AGREEMENT

OF

QUEBECOR WORLD CAPITAL II LLC

THE UNDERSIGNED, the initial members of the Company (each individually a “Member,” and collectively the “Members”) are executing this Limited Liability Company Agreement dated as of December 13, 2007 (as amended, supplemented, waived or otherwise modified from time to time, the “Agreement”) for the purpose of forming a limited liability company (the “Company”) pursuant to the provisions of the Delaware Limited Liability Company Act, 6 Del. C. §§ 18-101 et seq. (as the same may be amended from time to time, and any successor to such statute, the “Act”), and do hereby set forth the following:

1.                                      Name. The name of the Company shall be “Quebecor World Capital II LLC” or such other name as the Members or the Board of Directors of the Company (the “Board of Directors”) may from time to time hereafter designate.

2.                                      Definitions. Capitalized terms not otherwise defined herein shall have the meanings set forth therefor in Section 18-101 of the Act.

3.                                      Purpose. The Company is formed for the purpose of operating, directly or indirectly, a financing business for the operations of Quebecor World Inc. and its U.S. subsidiaries (the “QW US Group”) and, more specifically, the providing of financing to, or arrangement of financing for, members of the QW US Group, the rendering of financial advice to members of the QW US Group and the making of investments in members of the QW US Group. The Company shall have the power to engage in all activities and transactions which the Board of Directors deems necessary, convenient, incidental or advisable in connection with the foregoing, including, without limitation, entering into loan agreements and borrowing funds. Subject to authorization by the Board of Directors, the Company may also engage in any other lawful business or activity permitted by the Act or the laws of any jurisdiction in which the Company may do business.

4.                                      Offices

(a)                                 The principal place of business and office of the Company shall be located at The Nemours Building, Suite 1414, 1007 Orange Street, Wilmington, DE 19801 or at such other place in the United States of America as may from to time be approved by the Board of Directors. The Company may also conduct business at such other places located in the United States of America as the Board of Directors may from time to time determine to be required by the operations of the Company. The books of account, together with a copy of this Agreement and the certificate of formation, including all amendments thereto, shall be maintained at the principal place of business of the Company.

(b)                                 The registered office of the Company in the State of Delaware shall be located at The Nemours Building, Suite 1410, 1007 Orange Street, Wilmington, DE 19801. The name and address of the registered agent of the Company for service of process on the Company in the State of Delaware shall be Delaware International Registry & Incorporation Services, LLC, The Nemours Building, Suite 1410, 1007 Orange Street, Wilmington, DE 19801. The Board of Directors may from time to time change the registered agent or office by an amendment to the certificate of formation of the Company.

(c)                                  Each officer of the Company, on behalf of the Company, is hereby authorized to engage Delaware International Registry & Incorporation Services, LLC (“DIR”) for the provision of domicile services, to enter into an employment agreement, service agreement and sublease agreement with DIR in connection therewith and to pay such fees and execute such other agreements and take such other action as is deemed necessary or appropriate by the acting officer, The Board of Directors may from time to time change the domicile service provider by resolution.

5.                                          Members.

(a)                                 The names and business or residence addresses of the Members of the Company are as set forth below their signatures hereto.

(b)                                 No actions may be taken by the Members on behalf of the Company. No decision by the Members shall be effective without the affirmative vote of the Majority Holders (as defined below), except in all cases as may be required by the Act or other applicable law.

(c)                                  Any votes taken by the Members may be taken without a meeting, without prior notice and without a vote, if a written consent setting forth the votes so taken is signed by the Members having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting. Members may vote in person or by proxy.

(d)                            The Members may agree from time to time to admit a Person as an additional member of the Company. Such admission shall be effective upon the written agreement of such Person to be bound by the terms of this Agreement. Upon such admission, all references herein to “Member” or “Members” shall also be a reference to such Person.

6.                                      Company Governance.

(a)                            The business and affairs of the Company shall be managed by the Board of Directors. The Board of Directors shall be appointed by and serve at the direction of the holders of Preferred Units (as defined below) owning at least a majority of the Liquidation Preference of all Preferred Units (the “Majority Holders”) then outstanding. If no Preferred Units are outstanding, Quebecor World Capital II GP, a general partnership formed under the laws of the State of Delaware (“Quebecor GP”) shall be deemed the sole Majority Holder for all purposes under this Agreement. The Board of Directors shall have the power to do any and all acts necessary or convenient to or for the furtherance of the purposes described herein, including all powers, statutory or otherwise, possessed under the laws of the State of Delaware Members of the Board of Directors shall be “Managers” of the Company within the meaning of § 18-101(10) of the Act.

(b)                            The number of Directors that shall constitute the Board of Directors shall not be less than one or more than fifteen. A majority of the members of the Board of Directors shall, at all times, be residents of the United States, as defined in Section 7701(a)(30)(a) of the Internal Revenue Code (“U.S. Residents”). The initial Board of Directors shall consist of four Directors. The Board of Directors shall initially consist of Jacques Mallette, Robert Stepusin, David McCarthy and Joan Yori. Thereafter, within the limits specified above, the number of Directors shall be determined by the Board of Directors or by the Majority Holders. Vacancies and newly created directorships resulting from any increase in the number of Directors may be filled by a majority of the Directors then in office, although less than a quorum, or by the sole remaining Director or by the Majority Holders. A Director may be removed with or without cause by the Majority Holders.

(c)                             Regular meetings of the Board of Directors shall be held at least two (2) times per year at such times and places within the United States as may from time to time be fixed by the Board of Directors or as may be specified in a notice of meeting.

(d)                            To constitute a quorum for the transaction of business, all of the U.S. Residents on the Board of Directors must be present. If a quorum is not present at any meeting of the Board of Directors, the Directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until such a quorum is present. Except as otherwise provided by law, this Agreement or any contract or agreement to which the Company is a party, the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors.

(e)                             The Board of Directors may, by resolution adopted by a majority of the whole Board, designate one or more committees, including, without limitation, an Executive Committee, to have and exercise such power and authority as the Board of Directors shall specify. A majority of the members of any committee shall be U.S. Residents, and all U.S. Residents on the committee must present at any committee meeting to constitute a quorum. All committee meetings shall take place in the United States. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another Director to act as the absent or disqualified member.

(f)                              All meetings of the Board of Directors, or of any committee thereof, must take place in person. Members of the Board of Directors, or of any committee thereof, may not participate in a meeting of such Board or committee by means of telephone.

(g)                             Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee. Notwithstanding the foregoing, each year at least two meetings of the Board of Directors and of each committee, if any, shall take place in person.

(h)                            The officers of the Company shall consist of a President, one or more Vice Presidents, and a Secretary and such other additional officers with such titles as the Board of Directors shall determine, all of which shall be chosen by and shall serve at the pleasure of the Board of Directors. Such officers shall have the usual powers and shall perform all the usual duties incident to their respective offices. All officers shall be subject to the supervision and direction of the Board of Directors The authority, duties or responsibilities of any officer of the Company may be suspended by the Board of Directors with or without cause. Any officer elected or appointed by the Board of Directors may be removed by the Board of Directors with or without cause. The highest ranking executive officer of the Company shall at all times be a U.S. Resident. The initial officers of the Company shall be David McCarthy - President, Robert Stepusin - Vice President, Joan Yori- Secretary, and Gregory Harrison - Assistant Secretary.

(i)                                Subject to paragraph (h) above, each officer of the Company shall be authorized in the name and on behalf of the Company to execute and deliver, and cause the Company to perform, any and all agreements, instruments, certificates and other documents as any officers of the Company shall determine to be necessary or appropriate in connection with the business affairs of the Company (such determination to be conclusively evidenced by the signature of any such officer thereon).

7.                                      Member Interests. The Company’s member interests shall consists of the following two classes of limited liability company interests:

(i)                                Preferred limited liability company units, no par value (“Preferred Units”). Such Preferred Units shall have the following attributes:

(a)                                 Full and exclusive voting power on all matters to be voted on by the Members. All matters subject to a vote shall be determined by a vote of the Majority Holders.

(b)                                 Rights to any and all dividends and distributions declared or made prior to Liquidation (as defined herein), such dividends and distributions to be made pro rata based upon the Liquidation Preference of the Preferred Units then outstanding. The “Liquidation Preference” with respect to a Preferred Unit shall mean an amount equal to the amount contributed therefor, denominated in Canadian Dollars. In the case of contributions in currency other than Canadian Dollars, such amount shall be based upon the spot currency exchange rate at the time of contribution as determined by the Company, and in the case of contributions of assets other than currency, shall be the value thereof as determined by the Company. The Liquidation Preference of a Preferred Unit may be reduced from time to time at the sole discretion of the Board of Directors in an amount equal to a distribution made to the holder of such Preferred Units that is designated by the Board of Directors as a reduction of the Liquidation Preference. In the case of such distribution in currency other than Canadian Dollars, the amount of such reduction shall be based on the spot currency exchange rate at the time of such distribution as determined by the Company, and in the case of contributions of assets other than currency, shall be the value thereof as determined by the Company.

(c)                                  Upon the dissolution and winding up of the Company, rights to receive an amount equal to the Liquidation Preference prior to any distribution being made with respect to the Common Units (as defined below).

(d)                                 Upon the dissolution and winding up of the Company, a Preferred Unit shall not be entitled to any distributions in excess of its Liquidation Preference.

(ii)                                  Common limited liability company units, no par value (“Common Units”). Such Common Units shall possess no voting rights, nor any rights to dividends or distributions made or declared, but shall be entitled solely to any assets remaining upon liquidation (after distributions made with respect to the Preferred Units) of the Company pro rata based on the amount of Common Units then outstanding.

The Company shall have the authority to issue both Preferred Units and Common Units, which shall be evidenced by certificates in the forms attached hereto as Exhibit A and Exhibit B, respectively.

8                                         Term. The term of the Company shall commence on the date of filing of the certificate of formation of the Company in accordance with the Act and shall continue until the Company is dissolved and its affairs are wound up in accordance with Section 12 of this Agreement and a certificate of cancellation is filed in accordance with the Act.

9                                         Capital Contributions.

(a)                                 On the date hereof, Quebecor GP is purchasing one (1) Preferred Unit for US$100.00, receipt of which is hereby acknowledged.

(b)                                 On the date hereof, Quebecor GP is purchasing ten (10) Common Units for US$1000.00, receipt of which is hereby acknowledged.

(c)                                  The Company may at any time issue additional Preferred Units or Common Units to any Member, in such amounts and at such prices as may be determined by the Board of Directors.

(d)                                 All such contributions shall be set forth in the books and records of the Company.

10.                               Allocations and Distributions Prior to Liquidation. Prior to Liquidation, all distributions of cash or other assets of the Company, including those made pursuant to Section 7(i)(b) hereof, shall be made solely to holders of Preferred Units, pro rata in accordance with the Liquidation Preference thereof, at such time and in such amounts as the Board of Directors may determine in its sole discretion. The Company may elect to buy back Preferred Units or Common Units, in such amounts and at such prices as may be determined by the Board of Directors.

11.                               Return of Capital. Except as provided for in Sections 10 and 7(i)(b), the Members shall have no right to receive any distributions, provided that upon the dissolution and winding up of the Company (the “Liquidation”), the assets of the Company shall be distributed as follows:

(i)                                     first, 100% to pay for the expenses associated with the Liquidation;

(ii)                                  second, 100% to creditors, including Members, directors or officers who are creditors, to the extent permitted by law, in satisfaction of all liabilities of the Company (whether by payment or the making of reasonable provision for payment thereof), other than liabilities for which reasonable provision for payment has already been made and liabilities for distributions to Members or former Members that are prohibited by the Act;

(iii)                               third, 100% to holders of Preferred Units, pro rata in accordance with the Liquidation Preference thereof, until such holders have received an amount equal to the aggregate Liquidation Preference of all Preferred Units then outstanding; and

(iv)                              thereafter, solely to holders of Common Units, pro rata based on amount of Common Units outstanding.

12                                  Dissolution. The Company shall be dissolved and its affairs wound up upon the first to occur of the following:

(a)                                 Upon the written agreement of all Members to such effect; or

(b)                                 The occurrence of an event causing a dissolution of the Company under Section 18-801 of the Act.

13.                               Fiscal Year. The fiscal year of’ the Company (the “Fiscal Year”) shall be determined by the Board of Directors.

14.                               Amendments. This Agreement may be amended only in writing signed by all the Members.

15.                               Indemnification. The Company shall indemnify and hold harmless the Members and each of the directors and officers of the Company from and against any and all claims and demands whatsoever. In addition, to the fullest extent permitted by law, the Company shall indemnify any current or former director or officer of the Company and may, at the discretion of the Board of Directors, indemnify any current or former employee or agent of the Company against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with any threatened, pending or completed action, suit or proceeding brought by or in the right of the Company or otherwise, to which he or she was or is a party by reason of his or her current or former position with the Company or by reason of the fact that he or she is or was serving, at the request of the Company, as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

Expenses incurred by a person who is or was a director or officer of the Company in appearing at, participating in or defending any such action, suit or proceeding shall be paid by the Company at reasonable intervals in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Company as authorized by this Section. If a claim under this Section is not paid in full by the Company within ninety days after a written claim has been received by the Company, the claimant may at any time thereafter bring suit against the Company to recover any unpaid amounts plus interest thereon accruing at an annual rate of 10%. The claimant shall be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Company) that the claimant has not met the standards of conduct which make it permissible under applicable law for the corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Company. Neither the failure of the Company (including its Board of Directors, independent legal counsel, or its Members) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth under applicable law, nor an actual determination by the Company (including its Board of Directors, independent legal counsel, or its Members) that the claimant has not met the applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

16.                               Notices. Whenever any statute or this Agreement require notice to be given to any Member or Director; such notice may be given in writing by mail, addressed to such Member or Director at his address as it appears in the records of the Company, with postage thereon prepaid. Such notice shall be deemed to have been given when it is deposited in the United States mail. Notice to a Member or Director may also be given by telecopier or facsimile transmission.

17.                               Miscellaneous. The Members shall not have any liability for the debts, obligations or liabilities of the Company. Except as otherwise provided for herein, the rights, duties and liabilities of the Members shall be as provided for in the Act.

18.                               Tax Matters. The Company, as a single-member limited liability company for federal tax purposes, is intended to and will be, or if necessary will elect to be, disregarded as an entity separate from its owning member pursuant to Treasury Regulation section 301.7701-3. Any such election will be made at such time and in such manner as described in Treasury Regulation Section 301.7701-3(c) so that it will be effective for the first year of the Company’s organization and thereafter.

19.                               Authorization of Certain Actions. The Members hereby authorize any Director or officer of the Company as an “authorized person” to execute and file a certificate of formation of the Company (and any amendments and/or restatements thereof) and any other certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in a jurisdiction in which the Company may wish to conduct business.

20.                               Assignment. Neither the rights and obligations of any Member hereunder nor any Preferred Unit or Common Unit may be assigned, pledged or otherwise transferred or encumbered by a Member without the prior written consent of all the other Members.

21.                               Counterparts. This Agreement may be executed in one or more counterparts, all of which together shall constitute one agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart.

22.                               Applicable Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS.

23.                               Severability. If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

IN WITNESS WHEREOF, the undersigned has duly executed this Agreement as of the date first above written.

HOLDER OF PREFERRED UNITS AND
COMMON UNITS:

QUEBECOR WORLD CAPITAL II GP

By:	/s/ Robert Stepusin
	Name:	Robert Stepusin
	Title:	Vice President

Address:
The Nemours Building, Suite 1414
1007 Orange Street
Wilmington, DE 19801

[signature page to World Capital II LLC Operating Agreement]